UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006

ALCHEMY ENTERPRISES, LTD.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3812 N. Gallatin
Mesa, Arizona	85215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(480) 789-0301

(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Consulting Agreement

In connection with the transaction described in Item 2.01, below, the Registrant, entered into a one-year Consulting Agreement with Universal Power Vehicles Corporation (“UPV”), pursuant to which UPV will receive compensation in the amount of $200,000, paid in equal monthly installments for a term of one year. One-half of the compensation amount ($100,000) has been paid in advance upon execution of the Consulting Agreement. The remainder of the compensation ($100,000) shall be paid in equal monthly installments beginning in September 2006 through February 2007. UPV is wholly owned by Transferors, defined below.

Employment Agreements

The Registrant entered into a one-year employment agreement with Jonathan R. Read, to act as the Registrant’s Chief Executive Officer, pursuant to which Mr. Read will receive an annual salary of $120,000 and will be issued 425,000 shares of the Registrant’s $0.001 par value common stock.

The Registrant also entered into a one-year employment agreement with Harold Sciotto, to act as the Registrant’s Chief Financial Officer, pursuant to which Mr. Sciotto will receive an annual salary of $120,000.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 15, 2006, the Registrant, entered into and closed a Technology Contribution Agreement (“Agreement”) with Howard Foote and Elliot Winfield (“Transferors”), pursuant to which the Registrant acquired all of Transferors’ right, title and interest in and to a certain electric power cell technology to be used in connection with the development of an improved electric battery represented by a U.S. Patent Office patent application (the “Technology”).

Under the terms of the Agreement, the Registrant agreed to provide up to $1,350,000 of funding to further develop and commercialize the Technology and Harold Sciotto, an affiliate and principal shareholder of the Registrant, escrowed a total of 2,266,667 shares of the Registrant’s common stock, which may be delivered to the Transferors based upon the successful commercialization of the Technology. The Technology will continue to be developed through the California Institute of Technology, Jet Propulsion Laboratory, a federally funded research and development center for the National Aeronautics and Space Administration, pursuant to an agreement with it, which was assigned to the Registrant by the Transferors.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On February 15, 2006, the Registrant sold an aggregate of $750,000 of bridge promissory notes to three investors. The notes bear interest at 10.5% per annum and are due August 9, 2006. As additional consideration for the notes, the Registrant issued an aggregate of 375,000 common stock purchase warrants, each exercisable to purchase one share of common stock at $0.35 per share.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 16, 2006, Harold Sciotto resigned as President of the Registrant. On such same date, the Board of Directors of the Registrant appointed Jonathan R. Read as its Chief Executive Office and President.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

2.1	Technology Contribution Agreement and Exhibits thereto

10.1	Consulting Agreement with Universal Power Vehicles Corporation

10.2	Employment Agreement with Jonathan R. Read

10.3	Employment Agreement with Harold Sciotto

10.4	Form of Bridge Note

20.1	U.S. Patent Application for Technology *

99.1	Letter of Resignation of Harold Sciotto

99.2	Escrow Agreement between Escrow Agent, Harold Sciotto and Howard Foote

99.3	Escrow Agreement between Escrow Agent, Harold Sciotto and Elliott Winfield

* Incorporated by reference herein filed as Exhibit 1.1 to the Technology Contribution Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCHEMY ENTERPRISES, LTD.
(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	February 21, 2006
Jonathan R. Read

/s/ Harold Sciotto	Secretary	February 21, 2006
Harold Sciotto

/s/ Harold Sciotto	Principal Financial Officer	February 21, 2006
Harold Sciotto

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